                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of G. David Brinton, Barbara S. Lubliner,
Adrienne N. Schneier and Philippe Y. Blanchard his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign and/or file in any and all capacities any and all Forms 3, 4 and 5 required to be signed and filed by the undersigned pursuant to the Securities
Exchange Act of 1934, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all other acts and execute all other documents that they, or any of them, deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, until such time as the undersigned may revoke such attorney-in-fact and agency.

        Dated: January 8, 2007

                                        ISTITHMAR PJSC

                                        By:    /s/ Alan Rogers
                                               ----------------------------------
                                        Name:  Alan Rogers
                                        Title: Chief Executive Officer, Istithmar
                                               Real Estate and Director, Istithmar
                                               PJSC

                                        LEISURECORP LLC

                                        By:    /s/ David Spencer
                                              ---------------------------------
                                        Name:  David Spencer
                                        Title: Chief Executive Officer